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                                                                    EXHIBIT 99.B
                                    PROXY

                              LIBERTY BANK [LOGO]

                             99 NORTH KING STREET
                            HONOLULU, HAWAII 96817

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LIBERTY BANK AND MAY BE REVOKED BY THE SHAREHOLDER AT ANY TIME.

  The undersigned acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders, and the accompanying Proxy Statement/Prospectus dated January 14, 1994, and revoking any Proxy heretofore given, hereby appoints (1) Man Kwong Au and (2) Reuben K. S. Zane, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of Common Stock of Liberty Bank held of record by the undersigned on December 30, 1993, at the Special Meeting of Shareholders to be held at the main office of Liberty Bank on the second floor at 99 North King Street, Honolulu, Hawaii on February 9, 1994, at 2:00 p.m. or any adjournment thereof, in the following manner:

1. To approve the Plan and Agreement of Merger dated as of October 8, 1993 among BankAmerica Corporation, Bank of America, FSB, and Liberty Bank, together with the Merger Agreement, which provide for the merger of Liberty Bank with and into Bank of America, FSB, pursuant to which the outstanding shares of Liberty Bank Common Stock, exclusive of dissenters' shares, shall be converted into shares of BankAmerica Corporation common stock, cash or a combination thereof based upon the market value of BankAmerica Corporation's common stock, as more fully described in the accompanying Proxy Statement/Prospectus.

                         [_] FOR[_] AGAINST[_] ABSTAIN

2. To transact such other business as may properly be brought before the meeting or at any adjournment thereof.

  The shares represented by this proxy will be voted, and where the undersigned specifies a choice with respect to any matters to be acted upon, the shares will be voted in accordance with the specifications so made.

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  With respect to any matters to be acted upon as to which a choice is not so specified, the undersigned confers discretionary authority upon the above-named Proxies or their substitutes to vote according to their best judgment as to such matters.

  THE SHARES REPRESENTED BY THIS PROXY ARE INTENDED TO BE VOTED IN FAVOR OF THE PROPOSAL TO APPROVE THE PLAN AND AGREEMENT OF MERGER.

                                          _____________________________________

                                          _____________________________________
                                          (Please sign your name exactly as
                                           shown on this proxy)

                                          Date: __________________________

  TO ENSURE YOUR REPRESENTATION AT THE ABOVE-DESCRIBED SPECIAL MEETING OF SHAREHOLDERS, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE POSTAGE-PAID ENVELOPE PROVIDED.

  PLEASE INDICATE ANY CHANGE OF ADDRESS IN THE SPACE BELOW.

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